UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 26, 2007
NUVEEN INVESTMENTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11123 (Commission File Number)	36-3817266 (IRS Employer Identification Number)

333 West Wacker Drive, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(312) 917-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     As discussed below, effective September 15, 2007, or earlier in September as mutually agreed, Mark J.P. Anson will become the President & Executive Director, Investment Services, of Nuveen Investments, Inc. (the “Company”). John P. Amboian, who currently serves as the Company’s Chief Executive Officer and President, will remain as the Chief Executive Officer of the Company upon the effectiveness of Mr. Anson’s appointment.
(c)     On July 26, 2007, the Company issued a press release announcing the appointment of Mr. Anson, 47, as President & Executive Director, Investment Services, of the Company, effective September 15, 2007, or earlier in September as mutually agreed. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Mr. Anson will report to the Company’s Chief Executive Officer, Mr. Amboian.
Since January 2006, Mr. Anson has been the Chief Executive Officer of London-based Hermes Pensions Management Ltd. and British Telecomm Pension Scheme with total assets under management of approximately $140 billion. Mr. Anson also acted as the Chief Investment Officer for Hermes Pensions Management Ltd in 2006. From 2001 through December 2005, Mr. Anson was the chief investment officer at the California Public Employees’ Retirement System (CalPERS).
Mr. Anson’s annual base salary will be $600,000 and he will be entitled to a guaranteed cash bonus of $1.5 million for 2007. Beginning in 2008, Mr. Anson will be entitled to receive an annual cash bonus in an amount to be determined at the Company’s discretion with a current target for 2008 of $3.0 million. Mr. Anson will also receive a cash signing bonus of $1.5 million, subject to repayment if Mr. Anson voluntarily terminates his employment under certain circumstances. The Company will pay relocation costs for Mr. Anson and his family, including any “gross-up” amounts to the extent the payment of such expenses is taxable to Mr. Anson.
Upon joining the Company, Mr. Anson will also receive an equity award of $3 million that will vest in equal installments over four years. If the previously announced sale of the Company to an investor group led by Madison Dearborn Partners does not occur, Mr. Anson will participate in annual restricted stock and/or option awards as part of the Company’s ongoing annual incentive award programs consistent with the participation of other senior management with an annual aggregate award value approximating 30-45% of his total annual compensation. If such sale does occur, Mr. Anson will participate in incentive opportunities established for senior management on comparable terms.
If Mr. Anson is terminated other than for incompetence or dereliction of duty within three years of the commencement of his employment, he will receive a severance payment of $5.0 million in cash in lieu of any other benefits payable in accordance with the Company’s severance policy. He will also receive a pro-rated annual cash bonus.
There are no arrangements or understandings between Mr. Anson and any other persons pursuant to which he was appointed to the position of President & Executive Director, Investment Services, of the Company. There are no family relationships between Mr. Anson and any executive officer or director of the Company and there are no transactions or series of transactions which would require disclosure pursuant to Item 404(a) of Regulation S-K.
Section 9 — Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press release of Nuveen Investments, Inc. issued July 26, 2007 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nuveen Investments, Inc.
Date: July 27, 2007	By:	/s/ John L. MacCarthy
		Name:	John L. MacCarthy
		Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Nuveen Investments, Inc. issued July 26, 2007 (filed herewith).

5